SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 16, 2001
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                                 OSTEOTECH, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                    0-19278                   13-3357370
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(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
of incorporation)



                 51 James Way, Eatontown, New Jersey       07724
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               (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code     (732) 542-2800
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          (Former name or former address, if changed since last report)

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                              Item 5. Other Events


On January 16, 2001, Osteotech, Inc. announced that it has received notification from the FDA of 510(k) clearance of the VBR(TM) (Vertebral Body Replacement) Device. Osteotech is the exclusive distributor in the United States and Canada for the device which is manufactured by Ulrich GmbH & Co., KG, Ulm, Germany. The VBR(TM) System has been approved as a "Vertebral body replacement device intended for use in the thoracolumbar spine (T1 - L5) to replace a collapsed, damaged or unstable vertebral body due to tumor or trauma (i.e. fracture)." To the Company's knowledge, this is the first time the FDA has specifically cleared any single device for either of these indications, which establishes a new standard for this class of device.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 17, 2001

                                                   OSTEOTECH, INC.
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                                                    (Registrant)


                                         By:  /s/ Michael J. Jeffries
                                              ---------------------------------
                                              MICHAEL J. JEFFRIES
                                              Executive Vice President,
                                              Chief Financial Officer
                                              (Principal Financial Officer
                                              and Principal Accounting Officer)